INVESTMENT SUB-ADVISORY AGREEMENT

      This INVESTMENT SUB-ADVISORY AGREEMENT (this "Agreement"), dated January 18, 2017, is by and among First Trust Exchange-Traded Fund VIII, a Massachusetts business trust (the "Trust"), First Trust Advisors L.P., an Illinois limited partnership (the "Manager") and a registered investment adviser with the Securities and Exchange Commission (the "SEC"), and Choice Financial Partners, Inc. d/b/a EquityCompass Strategies, a Missouri corporation and a registered investment adviser with the SEC (the "Sub-Adviser").

      WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company;

      WHEREAS, the Trust is authorized to issue shares in separate series, with each series representing interests in a separate portfolio of securities and other assets;

      WHEREAS, the Trust intends to offer shares in the series set forth on Schedule A attached hereto and any other series as to which this Agreement may hereafter be made applicable and set forth on Schedule A, which may be amended from time to time (each such series being herein referred to as a "Fund" and collectively, the "Funds");

      WHEREAS, the Trust has retained the Manager to serve as investment adviser for each Fund pursuant to an Investment Management Agreement between the Manager and the Trust dated January 18, 2017 and made effective with respect to each Fund as set forth in Schedule A thereto (as such agreement may be modified from time to time, the "Management Agreement");

      WHEREAS, the Management Agreement provides that the Manager may, subject to certain requirements, appoint a sub-adviser at its own cost and expense for the purpose of furnishing certain services required under the Management Agreement; and

      WHEREAS, the Trust and the Manager desire to retain the Sub-Adviser to provide recommendations and investment advice regarding the portion of the investment portfolio of a Fund that the Manager allocates to the Sub-Adviser from time to time (the "Segment"), upon the terms and conditions hereafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

       1. Appointment. The Trust and the Manager hereby appoint the Sub-Adviser to provide certain investment sub-advisory services to each Fund with respect to the Segment for the period and on the terms set forth in this Agreement and Schedule A. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation set forth in Schedule A. The Sub-Adviser shall, for all purposes herein provided, be deemed an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for nor represent the Trust, a Fund or the Manager in any way, nor otherwise be deemed an agent of the Trust, a Fund or the Manager.

       2. Services to Be Performed. Subject always to the supervision of the Trust's Board of Trustees (the "Board of Trustees" or the "Board") and the Manager, the Sub-Adviser will act as sub-adviser for each Fund and make investment recommendations to the Manager on a regular basis, but no less often than every 30 days, regarding the investment, reinvestment and sale of the assets of the Segment, which investment recommendations may include advice related to recommended securities or asset classes, relative weights, relative changes in such weights or the composition of the portfolio and the manner and timing of implementing such changes, portfolio sales and associated recommended transactions all on behalf of the Fund as described in the respective Fund's currently effective registration statement on Form N-1A as the same and such investment policies described therein may thereafter be amended from time to time. The Sub-Adviser shall cooperate with the Manager to ensure the recommendations are current and accurate. In the performance of its duties, the Sub-Adviser will (a) satisfy any applicable fiduciary duties it may have to the Fund, (b) monitor the Fund's investments or other instruments selected for the respective Segment by the Sub-Adviser, (c) comply with the provisions of the Trust's Declaration of Trust and By-laws, as amended from time to time and communicated by the Fund or the Manager to the Sub-Adviser, (d) comply with (i) the investment objectives, policies and restrictions stated in the applicable Fund's most recently effective prospectus and statement of additional information, (ii) such other investment objectives, policies, restrictions or instructions as the Manager or the Trust's Board of Trustees may communicate to the Sub-Adviser in writing, and (iii) any changes to the objectives, policies, restrictions or instructions required under the foregoing (i) and (ii) as communicated to the Sub-Adviser in writing and (e) assist in the valuation of portfolio assets held by the respective Fund as requested by the Manager or the Fund. The Sub-Adviser and Manager will each make its officers and employees available to the other from time to time at reasonable times to review the investment objectives, policies and restrictions of the applicable Fund and to consult with each other regarding the investment affairs of such Fund. The respective Fund or the Manager will provide the Sub-Adviser with current copies of the Trust's Declaration of Trust, the Fund's By-laws, the Fund's prospectus, the Fund's statement of additional information and any amendments thereto, and any objectives, policies or limitations not appearing therein as they may be relevant to the Sub-Adviser's performance under this Agreement.

      Each Fund, Manager and Sub-Adviser agree that all investment decisions will ultimately be the responsibility of the Manager and that the Sub-Adviser shall not have or be deemed to have investment discretion with respect to the respective Fund's portfolio to the extent permissible under applicable law, subject to the following. Unless otherwise approved by the Board and the Manager, the Sub-Adviser shall have no authority to select brokers or dealers or otherwise place orders for the execution of the purchases and sales of portfolio investments on behalf of the Fund. To the extent the Board and the Manager grant the Sub-Adviser such authority in the future, the Sub-Adviser shall select brokers or dealers and place orders to execute transactions involving assets of the Fund in accordance with applicable law (including rules under the 1940 Act) and any policies, procedures and restrictions adopted by the Board for the applicable Fund regarding the execution of such Fund's portfolio transactions.

      The Sub-Adviser shall have no obligation or right to make decisions or take other action with respect to proxies, tender offers or other corporate actions regarding investments the Sub-Adviser has recommended, it being understood that the Manager shall have such right and responsibility unless reserved by the Fund. Notwithstanding the foregoing, the Sub-Adviser will advise the Manager and/or the Fund, upon request, with respect to proxies, tender offers and other corporate actions regarding securities or other assets in the Segment in sufficient time to permit the Manager or the Fund to take appropriate action with respect to such portfolio investments.

      For purposes of complying with Rule 10f-3, Rule 12d3-1, Rule 17a-10 and Rule 17e-1 under the 1940 Act, the Sub-Adviser hereby agrees that it will not consult with any other sub-adviser of an investment company or a series of an investment company that is advised by the Manager (the "First Trust Fund Complex") or an affiliated person of a sub-adviser (including any sub-adviser that is a principal underwriter or an affiliated person of such principal underwriter), concerning transactions for a Fund or any fund in the First Trust Fund Complex in securities or other fund assets. In addition, with respect to a fund in the First Trust Fund Complex with multiple sub-advisers (including a Fund), the Sub-Adviser shall be limited to providing investment advice with respect to only the discrete portion of a fund's portfolio as may be determined from time-to-time by the Board of Trustees or the Manager, and shall not consult with the sub-adviser (including any sub-adviser that is a principal underwriter or an affiliated person of such principal underwriter) as to any other portion of a fund's portfolio concerning transactions for a fund in securities or other assets.

      For purposes of complying with the rules of the Commodity Futures Trading Commission ("CFTC"), the Funds, the Manager and the Sub-Adviser acknowledge and agree that, as of the date hereof, (i) the Manager has claimed an exclusion from registration as a commodity pool operator in connection with its operation of the Funds, pursuant to CFTC Rule 4.5(a)(1); and (ii) the Sub-Adviser has claimed an exemption from registration as a commodity trading advisor in connection with its provision of commodity interest trading advice to the Funds, pursuant to CFTC Rule 4.14(a)(8). The Funds and the Manager further agree to:

      (a) notify the Sub-Adviser no less than ninety (90) days prior to the anticipated withdrawal of, and/or the Manager ceasing to qualify for, the exclusion under CFTC Rule 4.5(a)(1) in respect of any Fund;

      (b) provide the Sub-Adviser with the opportunity to register, and/or avail itself of an alternative exemption from registration (if any), as a commodity trading advisor before such CFTC Rule 4.5(a)(1) exclusion lapses for any Fund; and

      (c) provide the Sub-Adviser with such additional information or documentation as the Sub-Adviser may reasonably request in connection with its registration or exemption from registration as a commodity trading advisor, including, but not limited to, representations as to the Funds' status as "qualified eligible persons" under CFTC Rule 4.7, as applicable.

      The Sub-Adviser will communicate to the officers and Trustees of the Trust such information relating to its recommendations for a Fund as they may reasonably request. In no instance will a Fund's portfolio securities be purchased from or sold to the Manager, the Sub-Adviser or any affiliated person of either the Trust, the Manager, or the Sub-Adviser, except as may be permitted under the 1940 Act.

      The Sub-Adviser further agrees that it:

             (a) will use the same degree of skill and care in providing such services as it uses in providing services to other fiduciary accounts for which it has investment responsibilities;

             (b) will (i) conform in all material respects to all applicable rules and regulations of the SEC, the Commodity Futures Trading Commission and any other applicable regulatory authority, (ii) comply in all material respects with all policies and procedures adopted by the Board of Trustees for the Fund and communicated to the Sub-Adviser in writing and (iii) conduct its activities under this Agreement in all material respects in accordance with any applicable law and regulations of any governmental authority pertaining to its investment advisory activities and commodity trading advisory activities;

             (c) will report to the Manager and to the Board of Trustees on a quarterly basis and will make appropriate persons available for the purpose of reviewing with representatives of the Manager and the Board of Trustees on a regular basis at such times as the Manager or the Board of Trustees may reasonably request in writing regarding its recommendations for a Segment, including, without limitation, review of the general investment strategies of a Fund, the performance of a Segment's investment portfolio in relation to relevant standard industry indices and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by the Manager or the Board of Trustees;

             (d) will prepare and maintain such books and records with respect to its services under this Agreement, including records of all recommendations made during its performance of this Agreement, and all such other records as required for registered investment advisers performing such services under applicable law, each Fund's compliance policies and procedures or as otherwise requested by the Manager or the Board and will prepare and furnish the Manager and the Board of Trustees such periodic and special reports as the Board or the Manager may request. Such records shall be open to inspection at all reasonable times by the Manager or a Fund and any appropriate regulatory authorities. The Sub-Adviser further agrees that all records that it maintains for a Fund are the property of the respective Fund and the Sub-Adviser will surrender promptly to such Fund any such records upon the request of the Manager or the Fund (provided, however, that the Sub-Adviser shall be permitted to retain copies thereof); and shall be permitted to retain originals (with copies to the Fund) to the extent required under Rule 204-2 under the Investment Advisers Act of 1940 or other applicable law; and

             (e) will monitor the pricing of portfolio assets, and events relating to the issuers of those assets and the markets in which the securities or other assets trade in the ordinary course of advising on the portfolio investments of the Segment, and will notify the Manager promptly of any issuer-specific or market events or other situations that occur (particularly those that may occur after the close of a foreign market in which the investments may primarily trade but before the time at which the Segment's investments are priced on a given day) that may materially impact the pricing of one or more securities or other assets in the Sub-Adviser's portion of the portfolio. In addition, the Sub-Adviser will at the Manager's request assist the Manager in evaluating the impact that such an event may have on the net asset value of the Fund and in determining a recommended fair value of the affected investment or investments.

       3. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement.

       4. Compensation. For the services provided and the expenses assumed pursuant to this Agreement on behalf of the respective Fund, the Manager will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a portfolio management fee (the "Sub-Advisory Fee") equal to an annual rate of the respective Fund's average daily net assets allocated to the Sub-Adviser as set forth in Schedule A. For the month and year in which this Agreement becomes effective or terminates with respect to a Fund, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively. The Sub-Advisory Fee shall be payable in arrears on or about the first day of each month during the term of this Agreement.

       5. Services to Others. The Trust and the Manager acknowledge that the Sub-Adviser now acts, or may in the future act, as an investment adviser to other accounts and as investment adviser or investment sub-adviser to one or more other investment companies that are not series of the Trust. In addition, the Trust and the Manager acknowledge that the persons employed by the Sub-Adviser to assist in the Sub-Adviser's duties under this Agreement will not devote their full time to such efforts. It is also agreed that the Sub-Adviser may use any supplemental research obtained for the benefit of a Fund in providing investment advice to its other investment advisory accounts and for managing its own accounts.

       6. Limitation of Liability. The Sub-Adviser shall not be liable for, and the Trust and the Manager will not take any action against the Sub-Adviser to hold the Sub-Adviser liable for, any error of judgment or mistake of law or for any loss suffered by a Fund or the Manager (including, without limitation, by reason of the purchase, sale or retention of any security) in connection with the performance of the Sub-Adviser's duties under this Agreement, except for a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties under this Agreement, or by reason of its reckless disregard of its obligations and duties under this Agreement.

       7. Term; Termination. This Agreement shall become effective on the same date as the Management Agreement between the Trust and the Manager becomes effective with respect to the applicable Fund (it being understood that the Manager shall notify the Sub-Adviser of the date of effectiveness of the Management Agreement as soon as reasonably practical after effectiveness), provided that it has been approved in the manner required by the 1940 Act (after taking into effect any exemptive order, no-action assurances, or other relief, rule or regulation upon which the Fund may rely), and shall remain in full force until the two-year anniversary of the date of its effectiveness unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved for the respective Fund at least annually in the manner required by the 1940 Act and the rules and regulations thereunder (after taking into effect any exemptive order, no-action assurances, or other relief, rule or regulation upon which the Fund may rely); provided, however, that if the continuation of this Agreement is not approved for the respective Fund, the Sub-Adviser may continue to serve in such capacity for such Fund in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

      This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time with respect to a Fund without the payment of any penalty by the Manager or the Sub-Adviser upon sixty (60) days' written notice to the other parties. This Agreement may also be terminated with respect to a Fund by such Fund by action of the Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund upon sixty (60) days' written notice to the Sub-Adviser by the Fund without payment of any penalty; provided, however, termination of this Agreement by one Fund will not terminate this Agreement for the other Fund.

      This Agreement may be terminated with respect to a Fund at any time without the payment of any penalty by the Manager, the Board of Trustees or by vote of a majority of the outstanding voting securities of the applicable Fund in the event that it shall have been established by a court of competent jurisdiction that the Sub-Adviser or any officer or director of the Sub-Adviser has taken any action that results in a breach of the material covenants of the Sub-Adviser set forth herein.

      The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder.

      This Agreement shall automatically terminate with respect to a Fund in the event the Management Agreement between the Manager and the Trust on behalf of such Fund is terminated, assigned or not renewed.

      Termination of this Agreement shall not affect the right of the Sub-Adviser to receive payments on any unpaid balance of the compensation described in Section 4 earned or accrued prior to such termination and for any additional period during which the Sub-Adviser serves as such for the respective Fund, subject to applicable law.

       8. Compliance Certification. From time to time the Sub-Adviser shall provide such certifications with respect to Rule 38a-1 under the 1940 Act as are reasonably requested by a Fund or the Manager. In addition, the Sub-Adviser will, from time to time, provide a written assessment of its compliance program in conformity with current industry standards that is reasonably acceptable to the Fund to enable the Fund to fulfill its obligations under Rule 38a-1 under the 1940 Act.

       9. Notice. Any notice under this Agreement shall be sufficient in all respects if given in writing and delivered by commercial courier providing proof of delivery and addressed as follows or addressed to such other person or address as such party may designate for receipt of such notice.

  If to the Manager or the Fund:            If to the Sub-Adviser:

First Trust Exchange-Traded Fund VIII     Choice Financial Partners, Inc. d/b/a
First Trust Advisors L.P.                 EquityCompassStrategies
120 East Liberty Drive, Suite 400         One South Street, 16th Floor
Wheaton, Illinois  60187                  Baltimore, Maryland 21202
Attention:  Secretary                     Attention:  Richard Cripps

      10. Limitations on Liability. All parties hereto are expressly put on notice of the Trust's Declaration of Trust and all amendments thereto, a copy of which is on file with the Secretary of the Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein and a copy of which has been provided to the Sub-Adviser prior to the date hereof. This Agreement is executed by the Trust on behalf of each Fund by the Trust's officers in their capacity as officers and not individually and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but the obligations imposed upon the Trust or a Fund by this Agreement are binding only upon the assets and property of the respective Fund, and persons dealing with the Trust or a Fund must look solely to the assets of such Fund for the enforcement of any claims.

      11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

      12. Applicable Law. This Agreement shall be construed in accordance with applicable federal law and (except as to Section 10 hereof, which shall be construed in accordance with the laws of the Commonwealth of Massachusetts) the laws of the State of Illinois.

      13 Amendment, Etc. This Agreement may only be amended, or its provisions modified or waived, in a writing signed by the party against which such amendment, modification or waiver is sought to be enforced.

      14. Authority. Each party represents to the others that it is duly authorized and fully empowered to execute, deliver and perform this Agreement. The Trust represents that engagement of the Sub-Adviser has been duly authorized by the Trust and is in accordance with the Trust's Declaration of Trust and other governing documents of the applicable Fund.

      15. Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any person or entity that is not a party hereto.

      16. Forum Selection. Any action brought on or with respect to this Agreement or any other document executed in connection herewith or therewith by a party to this Agreement against another party to this Agreement shall be brought only in a court of competent jurisdiction in Chicago, Cook County, Illinois, or if venue does not lie in any such court only in a court of competent jurisdiction within the State of Illinois (the "Chosen Courts"). Each party to this Agreement (a) consents to jurisdiction in the Chosen Courts; (b) waives any objection to venue in any of the Chosen Courts; and (c) waives any objection that any of the Chosen Courts is an inconvenient forum. In any action commenced by a party hereto against another party to the Agreement, there shall be no right to a jury trial. THE RIGHT TO A TRIAL BY JURY IS EXPRESSLY WAIVED TO THE FULLEST EXTENT PERMITTED BY LAW.

      17. Severability. Each provision of this Agreement is intended to be severable from the others so that if any provision or term hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remaining provisions and terms hereof; provided, however, that the provisions governing payment of the Sub-Advisory Fee described in Section 4 are not severable.

      18. Entire Agreement; Counterparty. This Agreement constitutes the sole and entire agreement of the parties hereto with respect to the subject matter expressly set forth herein. This Agreement may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures were upon the same instrument.


                           [Signature page follows.]

      IN WITNESS WHEREOF, the Trust on behalf of the Funds, the Manager and the Sub-Adviser have caused this Agreement to be executed as of the day and year first above written.

FIRST TRUST ADVISORS L.P.                  FIRST TRUST EXCHANGE-TRADED FUND VIII
                                             on behalf of the series listed on
                                             Schedule A


By /s/ James M. Dykas                      By /s/ James M. Dykas
   ---------------------------------          ----------------------------------
    Title: Chief Financial Officer             Title: President and Chief
                                                      Executive Officer



CHOICE FINANCIAL PARTNERS, INC. D/B/A
    EQUITYCOMPASS STRATEGIES


By /s/ Richard E. Cripps
   ---------------------------------
    Title: CIO, EquityCompass Strategies

                                   SCHEDULE A
                                   ----------

-------------------------------  --------------------------  -------------------
                                   ANNUAL RATE OF AVERAGE        EFFECTIVE
                                      DAILY NET ASSETS             DATE
            FUNDS                 ALLOCATED TO SUB-ADVISER
-------------------------------  --------------------------  -------------------
EQUITYCOMPASS RISK MANAGER ETF             0.25%                 1/19/2017
-------------------------------  --------------------------  -------------------
EQUITYCOMPASS TACTICAL RISK                0.25%                 1/19/2017
MANAGER ETF
-------------------------------  --------------------------  -------------------




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